                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14(A) INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                      Associates First Capital Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

      [X]  No fee required.

      [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
           0-11.

      (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

      (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

      (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

      (5)  Total fee paid:

--------------------------------------------------------------------------------

      [ ]  Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

      (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

      (3)  Filing Party:

--------------------------------------------------------------------------------

      (4)  Date Filed:

--------------------------------------------------------------------------------

[ASSOCIATES FIRST CAPITAL CORPORATION LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 6, 1998

TO OUR STOCKHOLDERS:

     The annual meeting of stockholders of Associates First Capital Corporation (the "Company") will be held at the Harvey Hotel, Highway 114 and Esters Road, Irving, Texas, at 9:00 a.m., Central Daylight Savings Time, on Monday, April 6, 1998, to vote on the following:

     1. The election of seven directors of the Company; and

     2. The selection by the Audit Committee of Coopers & Lybrand L.L.P. as the Company's independent public accountants for 1998.

     The record date for the meeting, used to determine which stockholders are entitled to vote at the meeting and receive these materials, is March 13, 1998. If you plan to attend the meeting, please see the instructions on page 27 of the proxy statement. If you will need special assistance at the meeting because of a disability, please notify the Office of the General Counsel, P.O. Box 660237, Dallas, Texas 75266-0237.

                                          By Order of the Board of Directors,

                                          /s/ C. Longenecker

                                          Chester D. Longenecker
                                          Secretary
Irving, Texas
March 18, 1998

                             YOUR VOTE IS IMPORTANT
                  PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD

TERMS USED

     "401(k) Plan" means the Associates Savings and Profit-Sharing Plan.

     "Amended and Restated Tax-Sharing Agreement" means the tax-sharing agreement between the Company and Ford, which is described beginning on page 10 of this proxy statement.

     "Annual Meeting" means the annual meeting of stockholders of the Company, which will be held on April 6, 1998.

     "Annual Report" means the Company's annual report to stockholders for the year ended December 31, 1997.

     "Board of Directors" means the board of directors of the Company.

     "CAPP" means corporate annual performance pay, which is described beginning on page 13 of this proxy statement.

     "Class A Common Stock" or "Shares" means the Company's Class A Common Stock, par value $.01 per share.

     "Class B Common Stock" means the Company's Class B Common Stock, par value $.01 per share.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" or "we" or "us" means Associates First Capital Corporation.

     "Corporate Agreement" means the corporate agreement between the Company and Ford, which is described beginning on page 9 of this proxy statement.

     "EBP" means the Company's Excess Benefit Plan, which is described beginning on page 21 of this proxy statement.

     "EDP" means the Company's Equity Deferral Plan, which is described beginning on page 15 of this proxy statement.

     "Ford" means Ford Motor Company.

     "Ford Common Stock" means Ford's common stock, par value $1.00 per share.

     "Ford FSG" means Ford FSG, Inc., a wholly owned, indirect subsidiary of Ford.

     "Ford Holdings" means Ford Holdings, Inc., a wholly owned, indirect subsidiary of Ford.

     "ICP" or "Incentive Compensation Plan" means the Company's Incentive Compensation Plan, which is described beginning on page 13 of this proxy statement.

     "IPO" means the initial public offering of the Class A Common Stock, which occurred in May 1996.

     "LTPP" means the Company's Long-Term Performance Plan, which is described beginning on page 14 of this proxy statement.

     "Named Executive Officers" means the Chief Executive Officer and the four other most highly compensated executive officers of the Company as of December 31, 1997.

     "NQSOs" means nonqualified stock options.

     "NYSE" means the New York Stock Exchange.

     "Pension Plan" means the Company's Pension Plan, which is described beginning on page 21 of this proxy statement.

     "PSARs" means phantom stock appreciation rights.

     "PSAR Plan" means the Company's Phantom Stock Appreciation Right Plan, which is described beginning on page 15 of this proxy statement.

     "Record Date" means March 13, 1998, the date established by the Board of Directors for determining the stockholders of the Company entitled to vote at the Annual Meeting.

     "SEC" means the United States Securities and Exchange Commission.

     "Spin Off" means the distribution of Ford's interest in the Company to Ford's stockholders, as described beginning on page 12 of this proxy statement.

     "SRIP" means the Company's Supplemental Retirement Income Plan, which is described beginning on page 21 of this proxy statement.

     "Stock Option" means the option to purchase capital stock of the Company granted to Ford pursuant to the Corporate Agreement.

     "Voting Stock" means the Class A Common Stock and the Class B Common Stock.

                      ASSOCIATES FIRST CAPITAL CORPORATION

                                PROXY STATEMENT

     The Board of Directors is soliciting proxies to be used at your Annual Meeting, which will be held at the Harvey Hotel, Highway 114 and Esters Road, Irving, Texas, at 9:00 a.m., Central Daylight Savings Time, on Monday, April 6, 1998. This proxy statement, the enclosed form of proxy and the Annual Report are being mailed to you beginning March 18, 1998. The Annual Report does not constitute a part of the proxy solicitation materials. Our mailing address is P.O. Box 660237, Dallas, Texas 75266-0237.

     Holders of record of Class A Common Stock and holders of record of Class B Common Stock on the Record Date may vote at the Annual Meeting. On the Record Date, 90,710,938 shares of Class A Common Stock and 255,881,180 shares of Class B Common Stock were outstanding and entitled to vote at the Annual Meeting. No other voting securities of the Company were outstanding. Each stockholder is entitled to one vote for each share of Class A Common Stock and five votes for each share of Class B Common Stock held on the Record Date. Holders of Class A Common Stock and Class B Common Stock vote together without regard to class on the matters that will come before the Annual Meeting.

     If you return your executed proxy in time to permit its review and count, your shares will be voted as you direct. You can specify whether shares represented by the proxy are to be voted for the election of all nominees for director or are to be withheld from some or all of them. You also can specify approval, disapproval or abstention as to the selection of independent public accountants.

     IF YOUR PROXY CARD DOES NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES, THEY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR, AS SET FORTH UNDER "ELECTION OF DIRECTORS" BELOW, AND "FOR" THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS.

     You may revoke your proxy at any time before it is exercised by written notice to the Secretary, by timely submission of a properly executed later-dated proxy or by voting in person at the Annual Meeting.

     The election of directors requires a plurality of the votes that could be cast by stockholders who are present in person or represented by proxy at the Annual Meeting. The approval of the selection of independent public accountants requires a majority of the votes that could be cast by stockholders who are present in person or represented by proxy at the Annual Meeting.

     The total number of votes that could be cast at the Annual Meeting is the sum of votes cast and abstentions. Abstentions are counted as "shares present" at the Annual Meeting for purposes of determining the presence of a quorum and have the effect of a vote "against" any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for either or both of the Items (so-called "broker nonvotes") are not considered "shares present" and will not affect the outcome of the vote.

     We do not know of any other matter to be presented at the Annual Meeting. Under the Company's by-laws, no business other than that stated in the notice of Annual Meeting may be transacted at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote properly may be taken, the shares represented by proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting those shares.

                                    ITEM 1.

                             ELECTION OF DIRECTORS

     Seven directors will be elected at the Annual Meeting. All current board members other than John M. Devine and Kenneth Whipple have been nominated for reelection. Messrs. Devine and Whipple have elected not to stand for reelection to the Board of Directors and will serve only until the date of the Annual Meeting. Each director elected at the Annual Meeting will serve until the next annual meeting of the stockholders or until he or she is succeeded by another qualified director who has been elected.

     We will vote your shares for the election of all the nominees named below, unless you give a different direction on the proxy form. If unforeseen circumstances (for example, death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, your shares will be voted for that other person.

     Each of the nominees is now a member of the Board of Directors. More information on the nominees is provided below. This information has been given to the Company by the nominees.

     The Board of Directors met four times in 1997.

NOMINEES

KEITH W. HUGHES
  Age:                                  51
  Director Since:                       November 1988
  Principal Occupation:                 Chairman of the Board and Chief Executive Officer of the
                                          Company
  Business Experience:                  Mr. Hughes has served as Chairman of the Board and Chief
                                          Executive Officer of the Company since February 1995. He
                                          served as President of the Company from August 1991 until
                                          February 1995.
  Other Directorships:                  Mr. Hughes is also a director of VISA USA, Inc. and VISA
                                          International Service Association.

J. CARTER BACOT
  Age:                                  65
  Director Since:                       August 1996
  Principal Occupation:                 Retired Chairman and Chief Executive Officer of The Bank of
                                          New York Company, Inc.
  Business Experience:                  Mr. Bacot served as Chairman and Chief Executive Officer of
                                          The Bank of New York Company, Inc. from January 1982 to
                                          February 1998.
  Other Directorships:                  Mr. Bacot is also a director of Time Warner, Inc. and
                                          Woolworth Corporation.

ERIC S. DOBKIN
  Age:                                  55
  Director Since:                       February 1998
  Principal Occupation:                 Managing Director of Goldman, Sachs & Co.
  Business Experience:                  Mr. Dobkin has been a Managing Director of Goldman, Sachs &
                                          Co. since November 1996 and was a partner with Goldman,
                                          Sachs & Co. from November 1982 until November 1996.

ROY A. GUTHRIE
  Age:                                  44
  Director Since:                       February 1998
  Principal Occupation:                 Senior Executive Vice President and Chief Financial Officer
                                          of the Company
  Business Experience:                  Mr. Guthrie has been a Senior Executive Vice President of
                                          the Company since February 1998 and Chief Financial
                                          Officer since May 1996. He served as an Executive Vice
                                          President from June 1995 until February 1998, as Senior
                                          Vice President, Comptroller and Chief Accounting Officer
                                          of the Company from December 1991 until June 1995 and as a director from June 1995 until July 1996.

WILLIAM M. ISAAC
  Age:                                  54
  Director Since:                       February 1998
  Principal Occupation:                 Chairman of The Secura Group and Secura/Burnett Partners
  Business Experience:                  Mr. Isaac has been Chairman of The Secura Group since 1986.
                                          He served as Chairman of the Federal Deposit Insurance
                                          Corporation from 1981 until 1985.
  Other Directorships:                  Mr. Isaac is also a director of Kistler Aerospace.

HAROLD D. MARSHALL
  Age:                                  61
  Director Since:                       November 1988
  Principal Occupation:                 President and Chief Operating Officer of the Company
  Business Experience:                  Mr. Marshall has served as President and Chief Operating
                                          Officer of the Company since May 1996. He served as Vice
                                          Chairman of the Company from November 1988 until May 1996.

H. JAMES TOFFEY, JR.
  Age:                                  67
  Director Since:                       August 1996
  Principal Occupation:                 Retired Managing Director of First Boston, Inc.
  Business Experience:                  Mr. Toffey served as a Managing Director of First Boston,
                                          Inc. from 1978 until his retirement in 1986, and was a
                                          director of First Boston, Inc. from 1984 until 1988.

COMMITTEES OF THE BOARD OF DIRECTORS
AUDIT COMMITTEE
  Number of Members:                    2
  Members in 1997:                      J. Carter Bacot (Chairman)
                                        H. James Toffey, Jr.
  Number of Meetings in 1997:           4
  Functions:                            Selects independent public accountants to audit the books of account and other records of the Company, subject to
                                          ratification by stockholders; consults with such
                                          accountants and reviews and approves the scope of their
                                          audit; reviews internal controls, accounting practices,
                                          financial structure and financial reporting; and reports
                                          to the Board of Directors as appropriate regarding these
                                          consultations and reviews.
  Members in 1998:                      Effective as of February 13, 1998, the following directors were appointed as additional members of the Audit
                                          Committee: Eric S. Dobkin and William M. Isaac.

COMPENSATION COMMITTEE
  Number of Members:                    2
  Members in 1997:                      H. James Toffey, Jr. (Chairman)
                                        J. Carter Bacot
  Number of Meetings in 1997:           4
  Functions:                            Considers and approves salaries, bonuses and stock-based
                                          compensation for the Company's executive officers;
                                          administers and makes awards under the Incentive
                                          Compensation Plan; considers and makes recommendations on
                                          the Company's executive compensation program.
  Members in 1998:                      Effective as of February 13, 1998, the following director
                                          was appointed as a member of the Compensation Committee:
                                          William M. Isaac. Mr. Bacot resigned from the Compensation
                                          Committee effective as of February 13, 1998.

NOMINATING COMMITTEE
  Number of Members:                    5
  Members in 1997:                      Keith W. Hughes (Chairman)
                                        J. Carter Bacot
                                        John M. Devine
                                        H. James Toffey, Jr.
                                        Kenneth Whipple
  Number of Meetings in 1997:           1
  Functions:                            Makes recommendations on the management organization of the
                                          Company, nominations for elections of directors and
                                          officers of the Company, the size and composition of the
                                          Board of Directors and the appointments of other employees of the Company; considers stockholder suggestions for
                                          nominees for director other than self-nomination
                                          suggestions. Suggestions for consideration by the
                                          Nominating Committee may be submitted to the Secretary of
                                          the Company, P.O. Box 660237, Dallas, Texas 75266-0237.
                                          The Nominating Committee will consider suggestions
                                          received by the Secretary of the Company before December
                                          31 at a regular meeting of the Nominating Committee during the following year and before proxy materials are mailed
                                          to stockholders.
  Members in 1998:                      Effective as of February 13, 1998, the Board of Directors
                                          reconstituted the Nominating Committee with the following
                                          members: Keith W. Hughes (Chairman), J. Carter Bacot and
                                          H. James Toffey, Jr.

     On February 12, 1998, the Board of Directors established the following additional committee:

FINANCE COMMITTEE
  Number of Members:                    2
  Functions:                            Makes recommendations on the Company's funding requirements and sources, capital adequacy and asset and liability
                                          management.
  Members in 1998:                      Eric S. Dobkin (Chairman)
                                        J. Carter Bacot

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF MANAGEMENT

     The table below shows, as of December 31, 1997, the number of shares of Class A Common Stock and Ford Common Stock beneficially owned by each director, nominee and Named Executive Officer, and by the directors and executive officers of the Company as a group. No director, nominee or Named Executive Officer beneficially owned 1% or more of the total outstanding Class A Common Stock or Ford Common Stock. As a group, the directors and executive officers (including the Named Executive Officers) beneficially owned less than 1% of the total outstanding Class A Common Stock and less than 1% of the total outstanding Ford Common Stock.

                                                     AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                              --------------------------------------------------------
                                                CLASS A COMMON STOCK          FORD COMMON STOCK(1)
                                              -------------------------   ----------------------------
                  NAME OF                     UNRESTRICTED   RESTRICTED   UNRESTRICTED      RESTRICTED
              BENEFICIAL OWNER                   SHARES      SHARES(2)       SHARES         SHARES(3)
              ----------------                ------------   ----------   ------------      ----------
Keith W. Hughes.............................    7,848.03(4)    51,730         3,721(5)              0
J. Carter Bacot.............................       1,000            0             0                 0
John M. Devine..............................       1,000            0        15,972(6)         12,000
Eric S. Dobkin..............................           0(7)         0             0(7)              0
Roy A. Guthrie..............................       2,500(8)     8,110             0                 0
William M. Isaac............................           0(9)         0             0                 0
Harold D. Marshall..........................       6,900(10)   17,250           200                 0
H. James Toffey, Jr. .......................       3,000            0        15,000                 0
Kenneth Whipple.............................      15,000            0        67,192(11)       314,313
Wilfred Y. Horie............................       1,000(12)    6,130         1,500                 0
Lawrence J. Pelka...........................       5,000(13)    6,130         5,000                 0
Joseph N. Scarpinato........................       3,000(14)    6,130             0                 0
All directors and executive officers as a
  group (20 persons)........................    70,041.1(15)  121,870       117,553           326,313

---------------

 (1) The following individuals have currently exercisable options to acquire shares of Ford Common Stock through the exercise of options awarded under Ford's 1990 Long-Term Incentive Plan as follows: Mr. Hughes -- 11,250 shares; Mr. Devine -- 205,000 shares; Mr. Marshall -- 7,500 shares; and Mr. Whipple -- 342,250 shares.

 (2) Awarded under the ICP and subject to restrictions as described in the Report from the Compensation Committee Regarding Executive Compensation beginning on page 13 of this proxy statement.

 (3) Includes shares awarded under Ford's 1990 Long-Term Incentive Plan and shares contingently credited under Ford's Supplemental Compensation Plan.

 (4) Includes units in the Associates Stock Fund credited to Mr. Hughes under the 401(k) Plan, representing approximately 2,595.60 shares of Class A Common Stock. The Security Ownership of Management table does not include
     (a) a deemed investment in 30,213.9099 shares of Class A Common Stock pursuant to the Company's various nonqualified deferred compensation plans or (b) options to acquire 344,900 shares of Class A Common Stock pursuant to the ICP, 31,596 of which had vested as of December 31, 1997.

 (5) Includes units in the Ford Stock Fund credited to Mr. Hughes under the 401(k) Plan, representing approximately 8,456.62 shares of Ford Common Stock.

 (6) Includes units in the Ford Stock Fund credited to Mr. Devine under Ford's Savings and Stock Investment Plan, representing approximately 13,722 shares of Ford Common Stock.

 (7) Mr. Dobkin was elected as a director of the Company effective as of February 13, 1998, and, as of March 1, 1998, owned 2,000 shares of Class A Common Stock. The Security Ownership of Management table does not include shares of Class A Common Stock or Ford Common Stock held by Goldman, Sachs & Co. in the ordinary course of business.

 (8) The Security Ownership of Management table does not include (a) a deemed investment in 5,179.9915 shares of Class A Common Stock pursuant to the Company's various nonqualified deferred compensation plans or (b) options to acquire 59,840 shares of Class A Common Stock pursuant to the ICP, 5,746 of which had vested as of December 31, 1997.

 (9) Mr. Isaac was elected as a director effective as of February 13, 1998, and, as of March 1, 1998, owned 2,000 shares of Class A Common Stock.

(10) The Security Ownership of Management table does not include (a) a deemed investment in 11,222.1238 shares of Class A Common Stock pursuant to the Company's various nonqualified deferred compensation plans or (b) options to acquire 131,180 shares of Class A Common Stock pursuant to the ICP, 11,490 of which had vested as of December 31, 1997.

(11) Includes units in the Ford Stock Fund credited to Mr. Whipple under Ford's Savings and Stock Investment Plan, representing approximately 1,526 shares of Ford Common Stock.

(12) The Security Ownership of Management table does not include (a) a deemed investment in 481.8215 shares of Class A Common Stock pursuant to the Company's various nonqualified deferred compensation plans or (b) options to acquire 49,400 shares of Class A Common Stock pursuant to the ICP, 5,173 of which had vested as of December 31, 1997.

(13) The Security Ownership of Management table does not include (a) a deemed investment in 5,093.1175 shares of Class A Common Stock pursuant to the Company's various nonqualified deferred compensation plans or (b) options to acquire 48,400 shares of Class A Common Stock pursuant to the ICP, 5,173 of which had vested as of December 31, 1997.

(14) The Security Ownership of Management table does not include (a) a deemed investment in 6,042.6808 shares of Class A Common Stock pursuant to the Company's various nonqualified deferred compensation plans or (b) options to acquire 48,400 shares of Class A Common Stock pursuant to the ICP, 5,173 of which had vested as of December 31, 1997.

(15) Includes units in the Associates Stock Fund credited under the 401(k) Plan, representing approximately 6,021.57 shares of Class A Common Stock. The Security Ownership of Management Table does not include (a) a deemed investment in 77,742.8737 shares of Class A Common Stock pursuant to the Company's various nonqualified deferred compensation plans or (b) options to purchase an aggregate of approximately 876,920 shares of Class A Common Stock held by the directors and executive officers pursuant to the ICP, 80,099 of which had vested as of December 31, 1997.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on the Company's records and other information, the Company believes that all SEC filing requirements applicable to its directors and officers for 1997 and prior fiscal years were complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The table below shows, as of December 31, 1997, the name and address of each person known to the Company that beneficially owns in excess of 5% of any class of Voting Stock.

                                                                            AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                                            ------------------------------------------
                                                                                                SOLE
                                                    NAME AND ADDRESS        SOLE VOTING      INVESTMENT       PERCENT
            TITLE OF CLASS OF STOCK               OF BENEFICIAL OWNER          POWER            POWER         OF CLASS
            -----------------------               --------------------      -----------      -----------      --------
Class A Common Stock............................  Ford Motor Company        23,603,669        23,603,669         26%(1)
                                                  The American Road
                                                  Dearborn, Michigan
                                                  48121-1899
Class A Common Stock............................  FMR Corp.                    342,800(2)      6,791,300(2)     7.5%(2)
                                                  82 Devonshire Street
                                                  Boston,
                                                  Massachusetts
                                                  02109
Class A Common Stock............................  Edward C. Johnson 3d               0         6,791,300(2)     7.5%(2)
                                                  82 Devonshire Street
                                                  Boston,
                                                  Massachusetts
                                                  02109
Class A Common Stock............................  Abigail P. Johnson                 0         6,791,300(2)     7.5%(2)
                                                  82 Devonshire Street
                                                  Boston,
                                                  Massachusetts
                                                  02109
Class B Common Stock............................  Ford Motor Company        255,881,180      255,881,180        100%(1)
                                                  The American Road
                                                  Dearborn, Michigan
                                                  48121-1899

---------------

(1) The Class A Common Stock and Class B Common Stock will be voted as a single class at the Annual Meeting for purposes of the Items set forth in this proxy statement. Because the holder of the Class B Common Stock is entitled to five votes per share, Ford holds 95.1% of the aggregate voting power of the Class A Common Stock and Class B Common Stock. Ford intends to distribute its interest in the Company on April 7, 1998, to Ford stockholders of record as of March 12, 1998. See "Certain Relationships and Related Transactions -- Initial Public Offering and Spin Off."

(2) Based on Schedule 13G, dated February 14, 1998, which indicates that (a) Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 6,247,300 shares of Class A Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, (b) Edward C. Johnson 3d and FMR Corp., through its control of Fidelity and the funds described above, each has sole power to dispose of the 6,247,300 shares of Class A Common Stock owned by such funds, (c) neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of shares owned directly by the funds described above, which power resides with the funds' boards of trustees; Fidelity carries out the voting of such shares under written guidelines established by the funds' boards of trustees, (d) Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 544,000 shares of Class A Common Stock as a result of its serving as investment manager of the institutional account(s),
    (e) Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 544,000 shares of Class A Common Stock, sole power to vote or direct the voting of 342,800 shares of Class A Common Stock and no power to vote or direct the voting of 201,200 shares of Class A Common Stock owned by institutional account(s), as described above, and (f) members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12% and Abigail Johnson owns 24.5% of the aggregate voting stock of FMR Corp. Mr. Johnson 3d is the Chairman of FMR Corp. and Abigail Johnson is a director of FMR Corp. The Johnson family group and all other Class B shareholders of FMR Corp. have entered into a shareholders' voting agreement under which all such Class B shares will be voted in accordance with the majority of such Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH FORD

     As of the date of this proxy statement, Ford beneficially owned approximately 26% of the outstanding Class A Common Stock and 100% of the outstanding Class B Common Stock (which Class B Common Stock is entitled to five votes per share on any matter submitted to a vote of the Company's stockholders). The Voting Stock beneficially owned by Ford represented in the aggregate 95.1% of the combined voting power of all of the outstanding Voting Stock. For as long as Ford continues to beneficially own shares of Voting Stock representing more than 50% of the combined voting power of the Voting Stock, Ford will be able to direct the election of all of the members of the Board of Directors and exercise a controlling influence over the business and affairs of the Company, including any determinations with respect to mergers or other business combinations involving the Company, the acquisition or disposition of assets by the Company, the incurrence of indebtedness by the Company, the issuance of any additional Voting Stock or other equity securities and the payment of dividends with respect to Voting Stock. Similarly, Ford will have the power to determine matters submitted to a vote of the Company's stockholders without the consent of the Company's other stockholders, will have the power to prevent a change in control of the Company and could take other actions that might be favorable to Ford. Ford intends to distribute its interest in the Company on April 7, 1998, to Ford stockholders of record as of March 12, 1998. See "Initial Public Offering and Spin Off."

     In addition, by virtue of its controlling beneficial ownership and the terms of the Amended and Restated Tax-Sharing Agreement between the Company and Ford, Ford effectively controls all of the Company's tax decisions, and conflicts of interest regarding tax matters between the Company and Ford may arise.

     Certain agreements, relationships and transactions between the Company and Ford are described below.

  CORPORATE AGREEMENT

     The Company and Ford have entered into a Corporate Agreement under which the Company granted to Ford a continuing Stock Option, assignable to any of its subsidiaries, to purchase, under certain circumstances, additional shares of Class B Common Stock or shares of nonvoting capital stock of the Company. The Stock Option may be exercised (i) simultaneously with the issuance of any equity security of the Company, (ii) with respect to Class B Common Stock, only to the extent necessary to maintain its then-existing percentage of the total voting power and value of the Company and (iii) with respect to shares of nonvoting capital stock, to the extent necessary to own 80% of each outstanding class of such stock. The purchase price of the shares of Class B Common Stock purchased upon any exercise of the Stock Option, subject to certain exceptions, will be based on the market price of the Class A Common Stock, and the purchase price of nonvoting capital stock will be the price at which such stock may be purchased by third parties. The Stock Option expires in the event that Ford reduces its beneficial ownership of Voting Stock in the Company to less than 45% of the outstanding shares of Voting Stock.

     The Corporate Agreement further provides that, upon the request of Ford, the Company will use its best efforts to effect the registration under applicable federal and state securities laws of any of the shares of Voting Stock and nonvoting capital stock (and any other securities issued in respect of or in exchange for either) beneficially owned by Ford for sale in accordance with Ford's intended method of disposition of the shares, and will take any other actions that are necessary to permit the sale of the shares in other jurisdictions, subject to certain specified limitations. Ford also has the right, which, subject to certain limitations, it may exercise at any time and from time to time, to include the shares of Voting Stock and nonvoting capital stock (and any other securities issued in respect of or in exchange for either) beneficially owned by it in certain other registrations of common equity securities of the Company initiated by the Company on its own behalf or on behalf of its other stockholders. The Company has agreed to pay all out-of-pocket costs and expenses in connection with each such registration that Ford requests or in which Ford participates. Subject to certain limitations specified in the Corporate Agreement, these registration rights are assignable by Ford and its assigns. The Corporate Agreement contains indemnification and contribution provisions: (i) by Ford and its permitted assigns for the benefit of the Company and related persons; and (ii) by the Company for the benefit of Ford, the other persons entitled to effect registrations of Voting Stock (and other securities) pursuant to the terms of the Corporate Agreement and related persons.

     The Corporate Agreement also provides that for so long as Ford maintains beneficial ownership of a majority of the outstanding shares of Voting Stock, the Company may not take any action or enter into any commitment or agreement which may reasonably be anticipated to result, with or without notice and with or without lapse of time, or otherwise, in a contravention (or an event of default) by Ford of: (i) any provision of applicable law or regulation, including but not limited to provisions pertaining to the Code or the Employee Retirement Income Security Act of 1974, as amended; (ii) any provision of Ford's, Ford Holdings' or Ford FSG's certificates of incorporation or by-laws;
(iii) any credit agreement or other material instrument binding upon Ford, Ford Holdings or Ford FSG or any of their respective assets; or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over Ford, Ford Holdings or Ford FSG or any of their respective assets.

     The Corporate Agreement provides that the Company will enter into a similar agreement for the benefit of any transferee of the Class B Common Stock.

  TRADEMARK LICENSE AGREEMENT

     The Company and Ford are parties to a trademark license agreement pursuant to which Ford has granted to the Company a nonexclusive license that permits the Company to use Ford's name and trademark for general corporate identification purposes and in connection with the business of Ford Consumer Finance Company, Inc., an indirect subsidiary of the Company, in the United States (i.e., home equity lending and manufactured housing lending) and the Company's credit card operations. The agreement is terminable at the will of either party upon at least 180 days prior written notice and will automatically terminate if at any time Ford ceases to own, directly or indirectly, more than 50% of the outstanding Voting Stock. Within 90 days following termination of the agreement, the Company must cease using Ford's name and trademark; provided that it will not be required to replace trademark-branded credit cards except in the normal course of business on the normal expiration date of each such card, but in any event within two years of the date of termination. The Company has agreed to pay to Ford an annual royalty for the license in an amount equal to 0.01% of the Company's total domestic assets at December 31 of each year. Such payment was approximately $4.3 million for 1997.

  AMENDED AND RESTATED TAX-SHARING AGREEMENT

     The Company will continue to be included in Ford's federal consolidated income tax group until the completion of the Spin Off, and the Company's federal income tax liability will be included in the consolidated federal income tax liability of Ford and its subsidiaries for periods ending on or prior to the completion of the Spin Off. In certain circumstances, certain of the Company's subsidiaries will also continue to be included with certain Ford subsidiaries in combined, consolidated or unitary income tax groups for state and local tax purposes until the completion of the Spin Off.

     Pursuant to an Amended and Restated Tax-Sharing Agreement, the Company and Ford make payments between them such that, with respect to any period, the amount of taxes to be paid by the Company, subject to certain adjustments, is determined as though the Company filed separate federal, state and local income tax returns (including, except as provided below, any amounts determined to be due as a result of a redetermination of the tax liability of Ford arising from an audit or otherwise) as the common parent of an affiliated group of corporations filing combined, consolidated or unitary (as applicable) federal, state and local returns rather than a consolidated subsidiary of Ford with respect to federal, state and local income taxes. With respect to foreign tax credits, however, the Company's right to reimbursement is determined based on the usage of such foreign tax credits.

     The amount of tax-sharing payments under the Amended and Restated Tax-Sharing Agreement are computed on the basis of the same positions and elections used by Ford in preparing the returns for Ford's consolidated group and other applicable groups. Ford has all the rights of a parent of a consolidated group (and similar rights provided for by applicable state and local law with respect to a parent of a combined, consolidated or unitary group), is the sole and exclusive agent for the Company in any and all matters relating to the income, franchise and similar liabilities of the Company, has sole and exclusive responsibility for the preparation and filing of consolidated federal and consolidated or combined state and local income tax returns (or amended returns) and generally has the power, subject to certain rights of the Company, to contest or compromise any asserted tax adjustment or deficiency and to file, litigate or compromise any claim for refund on behalf of the Company.

     In connection with the Spin Off, the Company and Ford have agreed in the Amended and Restated Tax-Sharing Agreement to settle, as between them, (i) all liabilities for taxes through the year ending December 31, 1996 (subject to adjustment by the relevant taxing authority), (ii) all amounts payable by Ford to the Company in respect of foreign tax credits through the year ending December 31, 1997, and (iii) all offsets claimed by Ford in respect of certain foreign taxes that were reflected in Ford's consolidated financial statements for periods prior to May 6, 1996. In connection with such settlement, the Company will make a net payment to Ford of $22.4 million. However, under the Amended and Restated Tax-Sharing Agreement, the Company may be required to make payments to Ford as a result of a redetermination of tax liabilities by a taxing authority following the completion of the Spin Off.

     While the Spin Off is expected to be tax free for U.S. federal income tax purposes, the Amended and Restated Tax-Sharing Agreement also allocates liability between Ford and the Company in the event of a determination by a taxing authority that the Spin Off is taxable. In that event, the Company is responsible for all corporate taxes imposed upon Ford or a Ford affiliate (but not taxes imposed upon Ford shareholders) (i) that are attributable to or result from any act, or failure to act, by the Company or its affiliates that is inconsistent with any information or representation contained in documents relating to a tax ruling received by Ford in connection with the Spin Off or any document submitted in connection therewith, (ii) if any taxing authority withdraws any portion of a tax ruling issued to Ford in connection with the Spin Off because any information relating to the Company or an affiliate contained in such ruling or any document submitted in connection therewith is not true, correct and complete in all material respects or (iii) that are attributable to an acquisition of stock or assets of the Company or an affiliate.

     Following the completion of the Spin Off, the Company will no longer be included in Ford's consolidated group for federal income tax purposes. However, because each member of a consolidated group is jointly and severally liable for the federal income tax liability of each other member of the consolidated group, the Company could be liable in the event that any federal tax liability is incurred, but not discharged, by any other member of Ford's consolidated group for any period while the Company was a member of Ford's consolidated group for federal income tax purposes. At December 31, 1997, the Company's current income taxes payable to Ford were approximately $24.7 million.

  MANAGEMENT SERVICES AGREEMENT

     Ford has provided certain services to the Company for commercially reasonable fees. These services, which are the subject of a management services agreement between the Company and Ford, include: (i) management and other technical and professional (e.g., legal and tax) support; (ii) accounting and bookkeeping, including assistance with policies, principles and procedures, budget and cost controls, and audit programs; (iii) pension asset management;
(iv) sales, marketing and operational planning, including providing the Company with Ford customer data to facilitate cross-marketing; and (v) insurance coverage under Ford's property and casualty insurance policies such as liability, crime, property, workers' compensation and directors' and officers' insurance. The aggregate annual payments by the Company for (i) the services provided in clauses (i) through (iv) of the preceding sentence are $3.5 million, subject to adjustment for inflation, and (ii) the insurance coverage provided in clause (v) of the preceding sentence is based on the Company's proportional share of the premium costs of such coverages. Ford and the Company may each terminate the management services agreement by giving the other party at least 180 days prior written notice. In addition, if at any time Ford ceases to beneficially own more than 50% of the outstanding Voting Stock of the Company or ceases for any reason, as determined in Ford's reasonable discretion, to have effective control of the Company, then the management services agreement will terminate automatically. Following any termination of the management services agreement, the Company will remain liable for any retroactive insurance premium adjustment for the periods during which the Company participated in Ford's insurance programs. The Company paid approximately $3.6 million in fees for such services in 1997.

  OTHER SERVICES

     The Company also provides relocation services to Ford and, through its auto club operations, administers Ford's roadside assistance program. Ford is the Company's largest corporate client for relocation services and roadside assistance services. Revenue related to these services was approximately $36.0 million in 1997. In addition, the Company operates a computer system that supports the term-funding operations of a Ford subsidiary.

INITIAL PUBLIC OFFERING AND SPIN OFF

     On May 8, 1996, the Company made an initial public offering of 67 million shares of its Class A Common Stock, representing a 19.3 percent interest in the Company. Since the IPO, Ford has continued to own a controlling interest in the Company's Voting Stock. Ford intends to distribute its interest in the Company in the form of a dividend, consisting of the Company's Class A Common Stock, to Ford's stockholders. On March 2, 1998, Ford's board of directors declared a dividend payable on April 7, 1998, to Ford stockholders of record as of March 12, 1998. Immediately before the dividend, Ford will convert all of its shares of Class B Common Stock into Class A Common Stock and distribute 279,484,849 shares of Class A Common Stock. Each Ford stockholder will receive one share of Class A Common Stock for approximately every 3.82 shares of Ford Common Stock held as of March 12, 1998. Simultaneously with the Spin Off, the Corporate Agreement, the trademark license agreement and the management services agreement will terminate in accordance with their respective terms. Following the Spin Off, the Company will no longer be a subsidiary of Ford.

ACQUISITION OF RECEIVABLES FROM THE BANK OF NEW YORK

     In March 1997, the Company purchased approximately $800 million in credit card receivables from The Bank of New York. See "Compensation of Directors and Executive Officers -- Compensation Committee Interlocks and Insider Participation" on page 16 of this proxy statement.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     Directors who did not receive compensation as officers or employees of the Company or any of its affiliates (Messrs. Bacot and Toffey) were paid in 1997 an annual membership fee of $25,000, an attendance fee of $1,000 for each meeting of the Board of Directors the directors attended and an annual membership fee of $5,000 for service on each of the Audit Committee and the Compensation Committee. The Company did not pay in 1997 any additional compensation to directors who received compensation as officers or employees of the Company or any of its affiliates.

     Under the Company's Deferred Compensation Plan for Non-Employee Directors, as in effect for 1997, non-employee directors could make irrevocable elections to defer all or part of 1997's annual membership fee, attendance fees and committee membership fees. Deferred amounts were deemed invested as each director elected among available investment measures. Each director's account was adjusted at least quarterly to reflect changes in the underlying investment measures, but no actual investments were made. Deferred amounts are held in the general funds of the Company, and each director's account is payable in cash, generally after the director's service on the Board of Directors ends. Each director has the option to receive payment of his or her account in a lump sum or in annual installments over a period of up to 15 years.

REPORT FROM THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

  OVERVIEW AND PHILOSOPHY

     The Company's executive compensation program provides salary and incentive and stock-based compensation to the Named Executive Officers and other executives of the Company and its subsidiaries. Since its organization in April 1996 in connection with the IPO, the Compensation Committee has reviewed the Company's overall executive compensation program, considered the Company's recommendations as to compensation for the executive officers and approved such compensation for the executive officers as furthering stockholder interests.

     The Compensation Committee has prepared this report to provide an overview of the Company's executive compensation program. This report includes a discussion of the relationship of the Company's performance to executive officers' compensation and the factors and criteria considered in determining the Chief Executive Officer's compensation for 1997. No current member of the Compensation Committee is a former or current officer or employee of the Company or any of its affiliates. The members of the Compensation Committee for 1997 were elected effective August 1, 1996.

     The Compensation Committee has adopted an executive compensation program designed to attract, retain and reward exceptional executives by compensating superior performance in a manner competitive with that of other well-managed organizations in the financial services industry and in general industry. The executive compensation program is designed also to link executives' interests with stockholders' interests by emphasizing equity-based and other incentive compensation.

     The Company's executive compensation program has been developed with input from an independent compensation consulting firm, including a report prepared every two years (in 1991, 1993, 1995 and 1997) by the consulting firm that compares the Company's executive compensation to the compensation paid to corresponding officers of a number of diversified financial services organizations within the Company's industry. For 1997, the consulting firm compared the Company to 22 other organizations. Organizations selected by the consulting firm were money center and large regional banks and nationally diversified financial institutions with assets comparable in amount to those managed by the Company, which include some, but not all, of the organizations used in developing the Company's performance graph shown in the "Comparative Stock Performance" section on page 25 of this proxy statement.

  INCENTIVE COMPENSATION

     The Company's executive compensation program emphasizes performance, both by the individual and by the Company. Although each executive receives a salary competitive within the industry, the amount of each executive's compensation in any year depends significantly upon awards of incentive compensation. The Company pays annual and long-term incentive compensation awards from incentive pools, the size of each of which depends on whether and the degree to which the Company's profits meet or exceed target levels established for each fiscal year. The amount of each executive's incentive compensation award relative to other executives' awards depends largely on each executive's individual performance for the year. The Company's incentive compensation plans are as follows:

     Incentive Compensation Plan. The Company rewards performance by executives, including each Named Executive Officer, by payment of annual cash bonuses (called "corporate annual performance pay" or "CAPP" bonuses) under the ICP. The Company pays CAPP bonuses each year from one of two incentive pools, one of which funds CAPP bonuses for the Named Executive Officers only and the other of which funds CAPP bonuses for other executives. Within the first 90 days of each fiscal year, the Compensation Committee approves performance targets for the Company's profitability for the year. The size of each incentive pool is determined by a formula that takes into account the degree to which the Company meets or exceeds those performance targets, subject to a specified maximum profit level that may be taken into account. For the Named Executive Officers, the Compensation Committee specifies, at the same time as it sets the performance targets for the year, the percentage of the incentive pool that may be paid to each individual. At the end of the fiscal year, the Compensation Committee reviews each Named Executive

Officer's performance for the year and may adjust the CAPP bonus generated by formula downward if the Compensation Committee considers an adjustment appropriate. Also at the end of the fiscal year, the Compensation Committee reviews the Company's recommendations as to CAPP bonuses for all other executives and determines the amount of CAPP bonuses payable to the executives, taking into account the Company's and the individuals' performances during the fiscal year.

     Long-Term Performance Plan. The Company also rewards performance by certain executives of the Company, including each Named Executive Officer, by payment of annual cash bonuses under the LTPP. Annual target profit levels for the LTPP are the same as used to determine CAPP bonuses under the ICP, but a higher maximum profit level may be considered under the LTPP. The Company funds the LTPP incentive pool based on the Company's performance over a four-year period, instead of only one year as used for CAPP bonuses. To fund the LTPP incentive pool, the Company applies a formula that takes into account the Company's overall success in meeting or exceeding the LTPP target levels over the four-year performance period. Once the size of the LTPP pool is determined by formula, the Company evaluates the performance of each executive eligible for an LTPP bonus. The Compensation Committee reviews and approves LTPP bonuses for executive officers of the Company, taking into account the Company's and individual's performance during the applicable performance period.

  EQUITY-BASED COMPENSATION

     The Company further links executives' interests with stockholders' interests by emphasizing equity-based compensation. All executives are eligible for stock option awards each year, and certain key executives, including the Named Executive Officers, have received awards of restricted stock. In addition, the Company has implemented stock ownership guidelines for executives. The Company also provides under the 401(k) Plan an investment option that invests principally in Class A Common Stock. Finally, the Company includes Class A Common Stock as a deemed investment measure under all of the Company's nonqualified deferred compensation plans. The Company's equity-based compensation programs are summarized as follows:

     Incentive Compensation Plan. The ICP provides for awards of incentive stock options, NQSOs, performance shares, restricted stock and stock appreciation rights, all based on shares of Class A Common Stock. (The ICP also permits awards of performance units, which are not necessarily based on shares of Class A Common Stock. No awards of performance units have been made.) While the amount of an award under the ICP reflects and rewards an individual's performance with the Company, the equity-based nature of most such awards makes their long-term value dependent upon the performance of the Class A Common Stock. The Compensation Committee administers the ICP and has discretion as to the recipients, type, amount, terms and conditions of such awards, subject to the terms of the ICP. Awards may be made to any of the Company's salaried employees or officers, including the Named Executive Officers and other executive officers, and reflect each individual's ongoing performance. During 1997,the Compensation Committee awarded restricted Class A Common Stock to a number of key executives and NQSOs to purchase Class A Common Stock to a much broader group of officers and salaried employees of the Company and its subsidiaries. Restrictions on transferability of the restricted stock generally lapse after five years, assuming continued employment; the NQSOs vest over periods from three to five years, depending on the terms of each award.

     Stock Ownership Guidelines. To encourage and further emphasize integrating executives' interests with those of the Company's stockholders, the Compensation Committee has approved Class A Common Stock ownership guidelines for the Named Executive Officers and certain other executives of the Company. The Chief Executive Officer is required to meet minimum ownership levels of Class A Common Stock with an estimated market value at least equal to three times the Chief Executive Officer's annual base salary. The President is required to meet value guidelines equal to two times annual base salary. The other Named Executive Officers are required to meet value guidelines equal to annual base salary. In addition to Class A Common Stock purchased directly by executives in the open market or obtained through exercises of incentive stock options, NQSOs or stock appreciation rights or by awards of restricted stock under the ICP, executives may satisfy the value guidelines through investments in Class A Common Stock under the 401(k)

Plan and deemed investments in Class A Common Stock under the Company's nonqualified deferred compensation plans.

     Equity Deferral Plan. Before the IPO, the Company traditionally sought to link executives' compensation with the Company's long-term performance through awards of PSARs under the PSAR Plan. In preparation for the IPO, the Company terminated the PSAR Plan effective December 31, 1995, and cashed out all employees' interests. To preserve and emphasize the connection between certain key executives' compensation and the Company's long-term performance, the Company required the Named Executive Officers and 15 other executives to defer under the EDP for a minimum of five years (assuming continued employment) certain amounts otherwise payable to them upon termination of the PSAR Plan. Deferred amounts are deemed invested in Class A Common Stock although no actual investment is made, and the value of each executive's interest in the EDP is adjusted to reflect the performance of Class A Common Stock over the deferral period. In general, the deferred amounts, as adjusted, will be distributed in cash on the fifth anniversary of the IPO or upon termination of employment, if earlier.

     Elective Deferred Compensation Programs. Executives, including the Named Executive Officers, may elect to defer payment of current cash compensation (i.e., base salary, CAPP bonuses and LTPP awards) through nonqualified deferred compensation plans sponsored by the Company. Deferred amounts are deemed invested as the executives elect among available investment measures, but no actual investments are made. Among the available investment measures is a deemed investment in Class A Common Stock, with the value of the deferred amount adjusted to reflect the performance of Class A Common Stock. Executives, as well as all employees of the Company, may also elect to defer compensation under the 401(k) Plan, under which the Company provides as an investment option the Associates Stock Fund, which invests principally in Class A Common Stock.

  CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee approved a salary for Mr. Hughes for 1997 that took into account (a) the consulting firm's most recent report of competitive compensation levels for chief executive officers of comparable companies, (b) Mr. Hughes' substantial experience and his performance in prior positions with the Company, (c) the Company's performance and (d) the extent to which the Company emphasizes performance-oriented compensation through incentive and equity-based plans. The Compensation Committee believes that Mr. Hughes' 1997 base salary was below the median of competitive data but appropriate, considering the CAPP bonuses, the LTPP bonuses and the ICP awards, to support a performance-based total compensation package.

     After considering the Company's growth and profit performance for 1997 and for the four-year performance period of the LTPP, the Compensation Committee approved Mr. Hughes' 1997 CAPP and LTPP bonuses, and awards to Mr. Hughes of NQSOs and restricted stock effective January 2, 1998. The Compensation Committee also considered Mr. Hughes' individual performance in providing strategic direction for the Company. The Compensation Committee believes that Mr. Hughes' 1997 total annual compensation was below the median of competitive data but appropriate, based on discussion regarding compensation of peer executives.

     The value of Mr. Hughes' restricted stock and NQSO awards made under the ICP depends on the long-term performance of Class A Common Stock. See "Equity-Based Compensation -- Incentive Compensation Plan" on page 14 of this proxy statement. The value of CAPP and LTPP bonuses may also depend on the long-term performance of Class A Common Stock to the extent that Mr. Hughes defers any or all of the awards and elects a deemed investment of the deferred amount in Class A Common Stock. See "Equity-Based Compensation -- Elective Deferred Compensation Programs" above.

  TAX DEDUCTIBILITY

     The Code limits the extent to which compensation paid to Named Executive Officers of publicly traded companies may be deducted by the companies. Certain types of compensation may be exempted from the deduction limit if they qualify as "performance-based compensation" as defined in the Code and the underlying regulations. The Company believes that the ICP meets all of the current tests required for compensation attributable to NQSOs awarded under the ICP and for CAPP bonuses awarded to Named Executive Officers under the ICP to be deductible by the Company for federal income tax purposes. The Company has reserved the right with respect to other executive compensation to use good independent judgment, on a case by case basis, to attract and retain qualified executives to manage the Company and to reward its employees for service while taking into consideration the financial effects such action may have on the Company.

                                            Compensation Committee
                                            H. JAMES TOFFEY, JR. (Chairman)
                                            J. CARTER BACOT
                                            February 12, 1998

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In March 1997, the Company purchased approximately $800 million in credit card receivables from The Bank of New York. J. Carter Bacot, a director and member of the Compensation Committee for 1997, was Chairman and Chief Executive Officer of The Bank of New York during 1997. Mr. Bacot did not receive any individual remuneration or other benefit from the Company as a result of this transaction. The Bank of New York and the Company are not otherwise affiliated.

                      EXECUTIVE OFFICERS AND COMPENSATION

EXECUTIVE OFFICERS

     The following table shows certain information concerning the executive officers of the Company as of March 1, 1998:

                                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
             NAME                AGE                 AND FIVE-YEAR EMPLOYMENT HISTORY
             ----                ---            ------------------------------------------
Keith W. Hughes................  51    Chairman of the Board and Chief Executive Officer since
                                         February 1995 and a director since November 1988;
                                         President from August 1991 until February 1995
Harold D. Marshall.............  61    President and Chief Operating Officer since May 1996 and a director since November 1988; Vice Chairman of the Board
                                         from November 1988 until May 1996
Timothy W. Bellows.............  48    Executive Vice President -- Insurance Operations since May
                                       1997; President and a director of Associates Insurance Group since May 1994
David A. Brooks................  58    Executive Vice President -- Business Development since June
                                       1997; President and Chief Operating Officer of Advanta Corp.
                                         from January 1997 to March 1997; Executive Vice
                                         President -- Business Development of VISA USA, Inc. from
                                         March 1996 to January 1997; various executive positions
                                         with Citicorp from 1985 to 1994
Walter B. Copeland.............  44    Executive Vice President -- Corporate Administration since
                                         May 1997; President of Associates Information Services,
                                         Inc. since November 1994; Executive Vice President and
                                         Controller of Associates Financial Services Company, Inc.
                                         from August 1989 until November 1994
Roy A. Guthrie.................  44    Senior Executive Vice President and a director since
                                       February 1998 and Chief Financial Officer since May 1996;
                                         Executive Vice President from June 1995 until February
                                         1998; a director from June 1995 until July 1996; Senior
                                         Vice President, Comptroller and Chief Accounting Officer
                                         from December 1991 until June 1995
Wilfred Y. Horie...............  52    Executive Vice President -- International since May 1996;
                                       Chairman, Resident Director and President of AIC Corporation
                                         (Japan) from April 1980 until July 1996
Chester D. Longenecker.........  51    Executive Vice President and General Counsel since June
                                       1986; Secretary since May 1997
Michael E. McGill..............  53    Executive Vice President -- Human Resources since May 1997;
                                       Dean ad interim of Edwin L. Cox School of Business, Southern
                                         Methodist University, from 1996 to 1997; Professor and
                                         organizational consultant at Southern Methodist University since 1971
Lawrence J. Pelka..............  55    Executive Vice President -- Commercial since May 1996;
                                       Executive Vice President of Associates Commercial
                                         Corporation since October 1981
Joseph N. Scarpinato...........  53    Executive Vice President -- Credit Card since May 1996;
                                       President of Associates Credit Card Services, Inc. since
                                         October 1991

                                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
             NAME                AGE                 AND FIVE-YEAR EMPLOYMENT HISTORY
             ----                ---            ------------------------------------------
Thomas R. Slone................  55    Executive Vice President -- U.S. Consumer Branch Systems
                                       since May 1996; Executive Vice President -- Continental
                                         Branch Operations of Associates Financial Services
                                         Company, Inc. since 1986
Fredrick H. Stern..............  45    Senior Vice President -- Corporate Communications since
                                         February 1995; Senior Vice President of Associates
                                         Corporation of North America (A Texas Corporation) since
                                         February 1987
John F. Stillo.................  44    Senior Vice President since May 1997; Comptroller and
                                       Principal Accounting Officer since September 1997; Senior
                                         Vice President and Assistant Controller of Associates
                                         Commercial Corporation from February 1991 until February
                                         1996; Executive Director -- Finance of Ford Motor Company
                                         from February 1996 until May 1997

SUMMARY COMPENSATION TABLE

     The following table shows the compensation for the Company's last three fiscal years received by the Company's Chairman and Chief Executive Officer and by the four other most highly compensated executive officers who were serving as executive officers as of December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                    --------------------------------   ----------------------------------------
                                                                               AWARDS               PAYOUTS
                                                                       -----------------------   --------------
                                                                       RESTRICTED   SECURITIES     LONG-TERM
         NAME AND                    BASE               OTHER ANNUAL     STOCK      UNDERLYING   INCENTIVE PLAN    ALL OTHER
    PRINCIPAL POSITION       YEAR   SALARY     BONUS    COMPENSATION     AWARDS      OPTIONS        PAYOUTS       COMPENSATION
    ------------------       ----   -------   -------   ------------   ----------   ----------   --------------   ------------
                                      ($)       ($)        ($)(2)        ($)(3)       (#)(4)         ($)(6)         ($)(12)
Keith W. Hughes(1).........  1997   556,250   900,000     125,691              0      95,000(5)    1,100,000(7)      40,794(13)
  Chairman and Chief         1996   485,000   750,000     125,316      1,500,170     249,900(5)    3,154,022(7)      36,270(13)
  Executive Officer          1995   431,667   700,000      17,176              0           0       1,088,050(7)      29,777(13)
Harold D. Marshall.........  1997   485,012   483,000      21,951              0      45,000(5)      690,000(8)      43,027(14)
  President and Chief        1996   406,917   420,000      24,003        500,250      86,180(5)    1,222,377(8)      36,229(14)
  Operating Officer          1995   342,750   350,000      13,919              0           0         458,000(8)      26,583(14)
Wilfred Y. Horie...........  1997   282,500   260,000      19,599              0      17,500(5)      286,000(9)      20,589(15)
  Executive Vice President   1996   229,833   215,000      83,543        177,770      31,900(5)      354,310(9)      16,610(15)
                             1995   178,600   200,000           0              0           0         739,836(9)      12,228(15)
Lawrence J. Pelka..........  1997   311,500   231,000      16,351              0      16,500(5)      225,000(10)     23,893(16)
  Executive Vice President   1996   265,158   185,000      17,372        177,770      31,900(5)      474,001(10)     19,031(16)
                             1995   230,450   135,000       5,140              0           0         175,000(10)     16,184(16)
Joseph N. Scarpinato.......  1997   308,750   233,000       6,523              0      16,500(5)      214,000(11)     22,244(17)
  Executive Vice President   1996   257,083   188,000      13,050        177,770      31,900(5)      509,399(11)     18,687(17)
                             1995   216,250   185,000       8,591              0           0         384,300(11)     15,474(17)

---------------

(1) Mr. Hughes was elected Chairman and Chief Executive Officer on February 1, 1995. The compensation information provided for 1995 includes the period before Mr. Hughes was elected Chairman and Chief Executive Officer.

(2) Compensation reported in the "Other Annual Compensation" column is the Company's payment to cover each Named Executive Officer's taxes with respect to the value of benefits and perquisites includable in the Named Executive Officer's taxable income for the year reported (commonly known as a "tax gross-up"). Compensation reported for Mr. Hughes in 1997 and 1996 includes $72,698 and $72,501.32, respectively, which represents the value of perquisites and other personal benefits provided by the Company to Mr. Hughes. These amounts include $42,277.98 in 1997 for personal use of the corporate aircraft (used for security purposes) and $39,715.31 in 1996 for club membership dues and expenses. The value of any other single perquisite or personal benefit the Company provided to Mr. Hughes in 1997 or 1996 did not exceed 25 percent of the aggregate value of all such perquisites and personal benefits. Compensation reported for Mr. Horie in 1996 includes $56,337, which represents the value of perquisites and other personal benefits provided by the Company to Mr. Horie. This amount includes $20,964 for moving expenses and $24,735 for club membership dues and expenses. The value of any other single perquisite or personal benefit the Company provided to Mr. Horie in 1996 did not exceed 25 percent of the aggregate value of all such perquisites and personal benefits. The Company provides similar perquisites and personal benefits to the other Named Executive Officers. The aggregate value of perquisites and personal benefits provided to each of the other Named Executive Officers in any year reported, to Mr. Hughes in 1995 and to Mr. Horie in 1997 and 1995, did not exceed the lesser of $50,000 or 10 percent of such Named Executive Officer's salary and bonus reported for such year.

(3) The compensation reported in the "Restricted Stock Awards" column is the value on the date of issuance of shares of restricted Class A Common Stock awarded under the ICP. The value at December 31, 1997, for each such restricted stock award was as follows: Mr. Hughes, $3,682,529; Mr. Marshall, $1,227,984; Mr. Horie, $436,379; Mr. Pelka, $436,379; and Mr.
     Scarpinato, $436,379. Subject to the terms of the ICP, dividends will be paid on such shares of restricted stock although risk of forfeiture exists and restrictions on transferability of such restricted stock have not yet lapsed.

(4) Until 1996, the Company awarded PSARs under the PSAR Plan. PSARs have been classified as long-term incentive plan compensation throughout this Executive Compensation section, rather than as stock appreciation rights, because the value of the PSARs is determined by a profit-based formula rather than appreciation in the Company's stock price.

(5)  NQSOs to purchase Class A Common Stock awarded under the ICP.

(6) Compensation reported in the "Long-Term Incentive Plan Payouts" column is the amount awarded to each Named Executive Officer under the LTPP for the performance period ending in the year reported and, if specifically noted, the amount paid under the PSAR Plan with respect to PSARs exercised by the Named Executive Officer during the year reported or, for 1996 only, payments made following termination of the PSAR Plan effective December 31, 1995.

(7) For Mr. Hughes, the LTPP award was $1,100,000 in 1997, $900,000 in 1996 and $700,000 in 1995. He received $3,108,722 (of which approximately $854,700 was deferred under the EDP and is adjusted to reflect the performance of 29,990.545 shares of the Class A Common Stock over the deferral period and is not included in the amount reported) in 1996 upon termination of his interest in the PSAR Plan, and $388,050 in 1995 for PSARs exercised in 1995.

(8) For Mr. Marshall, the LTPP award was $690,000 in 1997, $600,000 in 1996 and $458,000 in 1995. He received $939,837 (of which approximately $317,460 was deferred under the EDP and is adjusted to reflect the performance of 11,139.346 shares of the Class A Common Stock over the deferral period and is not included in the amount reported) in 1996 upon termination of his interest in the PSAR Plan.

(9) For Mr. Horie, the LTPP award was $286,000 in 1997, $220,000 in 1996 and $170,000 in 1995. He received $268,620 (of which approximately $134,310 was deferred under the EDP and is adjusted to reflect the performance of 4,691.060 shares of the Class A

     Common Stock over the deferral period and is not included in the amount reported) in 1996 upon termination of his interest in the PSAR Plan.

(10) For Mr. Pelka, the LTPP award was $225,000 in 1997, $188,000 in 1996 and $175,000 in 1995. He received $430,079 (of which approximately $144,078 was deferred under the EDP and is adjusted to reflect the performance of 5,055.549 shares of the Class A Common Stock over the deferral period and is not included in the amount reported) in 1996 upon termination of his interest in the PSAR Plan.

(11) For Mr. Scarpinato, the LTPP award was $214,000 in 1997, $186,000 in 1996 and $155,000 in 1995. He received $494,339 (of which approximately $170,940 was deferred under the EDP and is adjusted to reflect the performance of 5,970.440 shares of the Class A Common Stock over the deferral period and is not included in the amount reported) in 1996 upon termination of his interest in the PSAR Plan.

(12) Compensation reported in the "All Other Compensation" column includes (i) matching and profit-sharing contributions and values of certain credits made by the Company on behalf of each Named Executive Officer pursuant to the Company's tax-qualified and nonqualified supplemental defined contribution plans ("DCP Contributions"), and (ii) amounts includable in compensation for premiums paid by the Company for term life insurance ("Term Insurance Compensation").

(13) For Mr. Hughes, DCP Contributions were (i) $35,322 for 1997, (ii) $30,798 for 1996 and (iii) $26,979 for 1995. Term Insurance Compensation was (i) $5,472 for 1997, (ii) $5,472 for 1996 and (iii) $2,798 for 1995.

(14) For Mr. Marshall, DCP Contributions were (i) $30,798 for 1997, (ii) $25,839 for 1996 and (iii) $20,940 for 1995. Term Insurance Compensation was (i) $12,229 for 1997, (ii) $10,390 for 1996 and (iii) $5,643 for 1995.

(15) For Mr. Horie, DCP Contributions were (i) $17,939 for 1997, (ii) $14,594 for 1996 and (iii) $11,163 for 1995. Term Insurance Compensation was (i) $2,650 for 1997, (ii) $2,016 for 1996 and (iii) $1,065 for 1995.

(16) For Mr. Pelka, DCP Contributions were (i) $19,780 for 1997, (ii) $16,929 for 1996 and (iii) $14,410 for 1995. Term Insurance Compensation was (i) $4,113 for 1997, (ii) 2,102 for 1996 and (iii) $1,774 for 1995.

(17) For Mr. Scarpinato, DCP Contributions were (i) $19,606 for 1997, (ii) $16,325 for 1996 and (iii) $13,516 for 1995. Term Insurance Compensation was (i) $2,638 for 1997, (ii) $2,362 for 1996 and (iii) $1,958 for 1995.

STOCK OPTION AWARDS DURING 1997

     Stock options and other rights related to Class A Common Stock may be awarded to executives under the ICP. Stock options and other rights related to Ford Common Stock may be awarded under Ford's 1990 Long-Term Incentive Plan. The following table shows the stock options awarded under the ICP to the Named Executive Officers in 1997. No stock options were awarded to the Named Executive Officers under Ford's 1990 Long-Term Incentive Plan in 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                            -----------------------------------------------------
                                         % OF TOTAL
                                          OPTIONS                             POTENTIALLY REALIZABLE VALUE
                            NUMBER OF     GRANTED                                AT ASSUMED ANNUAL RATES
                            SECURITIES       TO                                OF STOCK PRICE APPRECIATION
                            UNDERLYING   EMPLOYEES    EXERCISE                       FOR OPTION TERM
                             OPTIONS     IN FISCAL      BASE     EXPIRATION   -----------------------------
           NAME             GRANTED(1)      YEAR       PRICE        DATE      0%        5%          10%
           ----             ----------   ----------   --------   ----------   ---   ----------   ----------
                               (#)                     ($/SH)
Keith W. Hughes...........    95,000       3.98%       $43.25    1/1/2007     $0    $2,583,971   $6,548,289
  Chairman and Chief
  Executive Officer
Harold D. Marshall........    45,000       1.89%        43.25    1/1/2007      0     1,223,986    3,101,821
  President and Chief
  Operating Officer
Wilfred Y. Horie..........    17,500       0.73%        43.25    1/1/2007      0       475,995    1,206,264
  Executive Vice President
Lawrence J. Pelka.........    16,500       0.69%        43.25    1/1/2007      0       448,795    1,137,334
  Executive Vice President
Joseph N. Scarpinato......    16,500       0.69%        43.25    1/1/2007      0       448,795    1,137,334
  Executive Vice President

---------------

(1) NQSOs awarded under the ICP. One-third of the NQSOs vests on each of the first, second and third anniversary of the date of grant.

     The following table and notes have additional information on stock options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF               VALUE OF
                                                                   SECURITIES             UNEXERCISED
                                                                   UNDERLYING             IN-THE-MONEY
                                                               UNEXERCISED OPTIONS         OPTIONS AT
                                                                   AT 12/31/97              12/31/97
                                                                       (#)                    ($)
                                        SHARES                 -------------------   ----------------------
                                       ACQUIRED      VALUE        EXERCISABLE/            EXERCISABLE/
                NAME                  ON EXERCISE   REALIZED      UNEXERCISABLE          UNEXERCISABLE
                ----                  -----------   --------   -------------------   ----------------------
Keith W. Hughes
  Chairman and Chief Executive
     Officer
  Class A Common Stock(1)...........       0           $0        31,596/313,304      $1,332,956/$11,863,763
  Ford Common Stock(2)..............       0            0        11,250/  3,750         224,297/     74,766
Harold D. Marshall
  President and Chief Operating
     Officer
  Class A Common Stock(1)...........       0            0        11,490/119,690         484,734/  4,408,172
  Ford Common Stock(2)..............       0            0         7,500/  2,500         149,531/     49,844
Wilfred Y. Horie
  Executive Vice President
  Class A Common Stock(1)...........       0            0         5,173/ 44,227         218,236/  1,616,452
  Ford Common Stock(2)..............       0            0            0/       0              0/           0
Lawrence J. Pelka
  Executive Vice President
  Class A Common Stock(1)...........       0            0         5,173/ 43,227         218,236/  1,588,514
  Ford Common Stock(2)..............       0            0            0/       0              0/           0
Joseph N. Scarpinato
  Executive Vice President
  Class A Common Stock(1)...........       0            0         5,173/ 43,227         218,236/  1,588,514
  Ford Common Stock(2)..............       0            0            0/       0              0/           0

---------------

(1) The options reported in this line item are NQSOs awarded under the ICP to purchase shares of Class A Common Stock. The exercise price of the options awarded in 1996 is $29.00 per share, and the exercise price of the options awarded in 1997 is $43.25 per share. The closing trading price on the NYSE of Class A Common Stock at December 31, 1997, was $71.1875.

(2) The options reported in this line item are incentive stock options and NQSOs awarded under Ford's 1990 Long-Term Incentive Plan to purchase shares of Ford Common Stock. The exercise price of the options is $28.625 per share, and the closing trading price on the NYSE of Ford Common Stock at December 31, 1997, was $48.5625. These options will be adjusted to reflect the change in value of Ford Common Stock resulting from the Spin Off.

DEFINED BENEFIT RETIREMENT PLANS

     The Company sponsors three defined benefit retirement plans pursuant to which retirement income is payable to covered employees, including the Named Executive Officers: the Pension Plan, the EBP and the SRIP. The Pension Plan is a tax-qualified defined benefit plan covering all eligible employees of the Company. The EBP covers certain executives whose retirement income from the Pension Plan and the 401(k) Plan is affected by (i) elections to defer compensation and (ii) limitations imposed on tax-qualified retirement plans by certain Code sections. The EBP restores benefits that, if it were not for such limitations, would otherwise be available under the Pension Plan and the 401(k) Plan.

     The SRIP covers only certain designated executives of the Company and is designed to provide a target retirement income for participants. Retirement benefits are payable under the SRIP to the extent benefits under the Pension Plan do not achieve the target level of retirement income. All of the Named Executive Officers are participants in the SRIP and, based on assumed retirement on or after age 55, will receive a benefit under the SRIP commencing at age 62.

     The SRIP provides each participant with an annuity, commencing upon retirement on or after age 62, equal to 50% of the participant's "average monthly compensation," offset by the monthly equivalent of any benefits payable to the participant under the Pension Plan and other employers' qualified pension plans and by 50% of the participant's Social Security monthly benefit. For purposes of the SRIP, "average monthly compensation" means, generally, the average monthly compensation for a participant's highest five consecutive years of the 10 years immediately preceding retirement, with compensation determined for these purposes as under the Pension Plan (which includes for each calendar year annual bonuses and base pay before any pre-tax contributions to the 401(k) Plan or other Company-sponsored plans, but excludes such other items as severance pay, vacation pay paid on termination, moving expenses, long-term disability insurance payments, fringe benefits, LTPP bonuses, deferred compensation and retention bonuses).

     The table below illustrates the annual pension commencing at age 65 for the Named Executive Officers under the Pension Plan, the EBP and the SRIP:

                               PENSION PLAN TABLE

                                                                       YEARS OF SERVICE(2)(3)
                                                                ------------------------------------
REMUNERATION($)(1)                                              30 OR LESS       35           40
------------------                                              ----------    --------    ----------
    $ 500,000.................................................   $250,000     $275,000    $  300,000
      550,000.................................................     275,000     302,500       330,000
      700,000.................................................     350,000     385,000       420,000
      900,000.................................................     450,500     495,000       540,000
    1,000,000.................................................     500,000     550,000       600,000
    1,200,000.................................................     600,000     660,000       720,000
    1,400,000.................................................     700,000     770,000       840,000
    1,600,000.................................................     800,000     880,000       960,000
    1,800,000.................................................     900,000     990,000     1,080,000

---------------

(1) Remuneration is the sum of a participant's base salary plus any CAPP bonus paid or payable for a fiscal year, including amounts that the recipient elects to defer.

(2) The estimated credited service at December 31, 1997, for the Named Executive Officers is as follows: Mr. Hughes, 17 years; Mr. Marshall, 37 years; Mr. Horie, 25 years; Mr. Pelka, 19 years; and Mr. Scarpinato, 6 years.

(3) The estimated annual benefits illustrated in the table are subject to offset by the Named Executive Officer's Social Security benefits. The normal form of payment is a life annuity for a single participant and an actuarially equivalent 50% joint and survivor annuity for a married participant. The estimated annual benefits illustrated in the Pension Plan Table are in the form of a life annuity.

EMPLOYMENT, SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into individual employment agreements with all of the Company's executive officers, including each Named Executive Officer. All Named Executive Officers' employment agreements are substantially identical, except as specifically described below. The employment agreements covering executive officers who are not Named Executive Officers are generally similar to the employment agreements for Named Executive Officers. The Named Executive Officers' employment agreements are described below.

     Each Named Executive Officer's employment agreement has an initial three-year term beginning October 15, 1997. The three-year term renews automatically on the first day of each month unless either party provides notice of non-renewal before the first day of the month. During the term of the agreement, including any renewal periods, each employment agreement provides for certain compensation and benefits. The agreements guarantee minimum annual base salaries for Messrs. Hughes, Marshall, Horie, Pelka and Scarpinato of at least $575,000, $500,000, $295,000, $322,000 and $320,000, respectively. If a "change in control" (other than a spin off from Ford) occurs during the term of the agreement, each agreement guarantees a minimum bonus for the remainder of the term equal to 80 percent of the CAPP bonus and LTPP bonus norm award for the individual.

     The Company may terminate any Named Executive Officer at any time with 15 days prior written notice, with or without "cause." Each employment agreement defines "cause" as, generally, the Named Executive Officer's willful malfeasance, unreasonable neglect or refusal to perform his duties, conviction of a felony, engaging in activity competitive with the Company or adverse to the Company's best interests, or violation of Company policy regarding corporate conduct, in all cases as determined by the Board of Directors. If the Company terminates a Named Executive Officer with "cause," the Company's obligations under that Named Executive Officer's employment agreement cease.

     If the Company terminates a Named Executive Officer without "cause" or if a "constructive termination" (without "cause") occurs within the period beginning six months before and ending 15 months after a "change in control," the Named Executive Officer will receive the following in lieu of any other compensation or benefits under his employment agreement:

        (a) A cash payment equal to the sum of (i) the Named Executive Officer's annual base salary then in effect multiplied by three for Messrs. Hughes and Marshall and two for Messrs. Horie, Pelka and Scarpinato, plus (ii) the average of the CAPP bonuses paid to the Named Executive Officer during each of the three years immediately preceding the year of termination multiplied by three for Messrs. Hughes and Marshall and two for Messrs. Horie, Pelka and Scarpinato, plus (iii) a pro rata portion, based on the portion of the current performance year preceding termination, equal to the average of the Named Executive Officer's CAPP and LTPP bonuses during each of the three years preceding the year of termination.

        (b) Immediate 100% vesting or lapse of restrictions, as applicable, with respect to any outstanding awards to the Named Executive Officer under the ICP.

        (c) Coverage under the Company's life, medical, dental, disability and other welfare plans for three years for Messrs. Hughes and Marshall and two years for Messrs. Horie, Pelka and Scarpinato. Coverage will terminate earlier, however, if the Named Executive Officer becomes covered by similar coverage provided by a successor employer.

If a "change in control" (other than a spin off from Ford) occurs, as of the date of the "change in control," each Named Executive Officer will become 100% vested in any outstanding stock options under the ICP and in any benefits payable under any of the Company's nonqualified plans, and any restrictions on that Named Executive Officer's restricted stock under the ICP will lapse. The Company will also fund a trust to guarantee payment of funds under the nonqualified plans to the Named Executive Officer. If a "change in control" for purposes of the employment agreements occurs and such "change in control" constitutes a change in control within the meaning of Code Section 280G, the total compensation payable as determined above to any Named Executive Officer as a result of the "change in control" may not exceed 2.99 times the Named Executive Officer's "annualized includible compensation for the base period" (as defined in Code Section 280G(d)(1)).

     Each employment agreement defines "constructive termination" as, generally, any of the following that results from a "change in control" (other than a spin off from Ford), unless the Named Executive Officer consents in writing:

        (a) Assignment to the Named Executive Officer of any duties inconsistent in any respect with the Executive's position, authority, duties or responsibilities or any other action that results in a substantial diminution in such position, authority, duties or responsibilities.

        (b) Failure (i) to allow the Named Executive Officer to continue to participate, on substantially the same terms as before the "change in control," in substantially the same benefit or compensation plans as the Named Executive Officer participated in before the "change in control" or
     (ii) to provide the Named Executive Officer with the fringe benefits generally provided to employees at the Named Executive Officer's level within the Company.

        (c) Substantial reduction, without good business reasons and the Named Executive Officer's express written consent, of the facilities and perquisites available to the Named Executive Officer immediately before the reduction.

     Each employment agreement defines "change in control" as, generally, any of the following:

        (a) Any merger, consolidation or similar combination with or involving the Company, as of the date of the conclusion of such event, other than a merger, consolidation or similar combination of the Company with Ford or any of its affiliates.

        (b) Any transaction or series of transactions that results in the sale or divestiture of all or substantially all of the Company's assets, as of the conclusion of such transaction or series of transactions.

        (c) Any capital reorganization, transaction or series of transactions that results in Ford and its affiliates owning common stock of the Company having less than 50% of the combined voting power of outstanding capital stock of the Company (other than a transaction described in (d) below), as of the date of the conclusion of such reorganization, transaction or series of transactions.

        (d) The successful completion of a public offering, or distribution to the public by dividend or spin off, that results in Ford and its affiliates owning common stock of the Company having less than 50% of the combined voting power of the outstanding capital stock of the Company.

        (e) Any transaction or series of transactions that results in the transfer of management control of the Company to any third party unaffiliated with the Company or Ford, regardless of whether Ford and its affiliates continue to own common stock of the Company having 50% or more of the combined voting power of the Company's outstanding capital stock, as of the date the transfer of management control becomes effective.

     If a Named Executive Officer becomes permanently disabled (as determined under the Company's long-term disability plan) during the term of his agreement, including any renewal periods, the Named Executive Officer will receive monthly for six months after the determination of disability both his then-current monthly base salary and an amount equal to one-twelfth of the average of the Named Executive Officer's CAPP bonuses during the three years immediately preceding the year of disability, reduced by any amounts received through any disability or other salary continuation plan generally provided by the Company.

     If a Named Executive Officer dies during the term of his agreement, including any renewal periods, his estate or designated beneficiaries will receive a cash payment equal to the Named Executive Officer's then-current annual base salary plus the average of the Named Executive Officer's CAPP bonuses during the three years immediately preceding the year of death.

     Each Named Executive Officer agrees under his employment agreement to execute the Company's standard confidentiality, conflicts of interest and proprietary property agreements. Each Named Executive Officer also agrees under his employment agreement not to solicit, for 12 months following the Named Executive Officer's termination of employment, any of the Company's employees to leave employment with the Company. Finally, each Named Executive Officer agrees under his employment agreement, during the term of the agreement (including any renewal periods) and for one year following the Named Executive Officer's termination of employment, not to compete with the Company, either directly or indirectly. Each employment agreement provides that a Named Executive Officer's right to any benefits under the agreement will cease if the Board of Directors determines that the Named Executive Officer has either violated the agreement's non-solicitation and non-competition clauses or engaged in activity adverse to the best interests of the Company or any affiliate. Each employment agreement provides that any disputes will be resolved through binding arbitration, with expenses paid by the Company.

                         COMPARATIVE STOCK PERFORMANCE

     SEC rules require proxy statements to contain a performance graph that compares the performance of the Class A Common Stock against Standard & Poor's 500 Stock Index and a published industry or line of business index or group of "peer issuers" covering a five-year period. The Company selected the S&P Financials Index as the appropriate line of business index for purposes of this comparison. Because the Class A Common Stock did not begin trading on the NYSE until May 8, 1996, the graph compares performance from that date forward through December 31, 1997. The graph assumes an investment of $100 at the beginning of the period at the IPO price of $29 per share of Class A Common Stock and quarterly reinvestment of dividends:

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                    THE COMPANY, S&P 500 AND S&P FINANCIALS
                (PERFORMANCE RESULTS THROUGH DECEMBER 31, 1997)

               MEASUREMENT PERIOD                                                           S&P
             (FISCAL YEAR COVERED)                      AFS             S&P 500          FINANCIAL
5/8/96                                                         100               100               100
6/30/96                                                        132               104               105
9/30/96                                                        142               108               114
12/31/96                                                       153               117               129
3/31/97                                                        149               120               135
6/30/97                                                        193               141               160
9/30/97                                                        217               151               179
12/31/97                                                       248               155               191

                                    ITEM 2.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee selects and hires independent public accountants to audit the books of account and other records of the Company. You must ratify or reject the Audit Committee's selection for 1998.

     The Audit Committee has selected Coopers & Lybrand L.L.P. to audit the books of account and other records of the Company for 1998. This firm has audited the Company's books since 1989, and is considered to be well-qualified. Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting with the opportunity to make a statement and answer questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 2.

                             ---------------------

                         STOCKHOLDER PROPOSALS FOR 1999

     Stockholders may propose matters to be presented at stockholders' meetings and may also nominate persons to be directors. Any stockholder proposal intended for inclusion in the proxy materials for the 1999 annual meeting must be received by the Company, addressed to the Secretary of the Company, P.O. Box 660237, Dallas, Texas 75266-0237, no later than November 18, 1998.

                        ANNUAL REPORT AND OTHER MATTERS

     The Company's Annual Report, including financial statements, was mailed to you with this proxy statement. A list of stockholders of record entitled to vote at the Annual Meeting will be available for review by any stockholder, for any purpose related to the Annual Meeting, between 9:00 a.m. and 5:00 p.m. at the corporate offices of the Company, 250 East Carpenter Freeway, Irving, Texas, for 10 days prior to the Annual Meeting.

                            EXPENSES OF SOLICITATION

     The cost of soliciting proxies in the accompanying form will be paid by the Company. We do not expect to pay any fees for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by directors, officers and other employees of the Company.

                                            By Order of the Board of Directors,

                                            /s/ C. Longenecker

                                            Chester D. Longenecker
                                            Secretary

Irving, Texas
March 18, 1998

                        HOW TO ATTEND THE ANNUAL MEETING

  Stockholders of Record

     When you complete your proxy, if you plan to attend the Annual Meeting, please check the box to let us know. We will issue an admission ticket to you at the door.

  "Street Name" Holders

     If you plan to attend the Annual Meeting, tell your broker you plan to attend and would like a proxy. Simply bring that form to the Annual Meeting, and we will give you a ticket at the door. If you cannot get a proxy in time, we will give you a ticket at the door if you bring a copy of your most recent brokerage account statement showing that you own Voting Stock.

------------------------------------------------------------------------------------------------------------------------------------
    Please mark your                                                                                    -     7947
    votes as indicated                                                                                  - - -
[X] in this example.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.
If no direction is made, this proxy will be voted FOR (i) the election of the nominated directors, and (ii)
ratification of the selection of Coopers & Lybrand LLP, as independent public accountants of the Company for 1998.

1. Election of    FOR   WITHHOLD   Keith W. Hughes, J. Carter Bacot,      2. RATIFICATION OF THE SELECTION   FOR  AGAINST ABSTAIN
   Directors.                      Eric S. Dobkin, Roy A. Guthrie,           OF COOPERS & LYBRAND LLP, AS
   (See Reverse)  [ ]     [ ]      William M. Isaac, Harold D. Marshall,     INDEPENDENT PUBLIC ACCOUNTANTS  [ ]    [ ]     [ ]
                                   H. James Toffey, Jr.                      OF THE COMPANY
   For, except vote withheld from
   the foregoing nominee(s):                                                 CHECK HERE IF YOU PLAN TO ATTEND
                                                                             THE STOCKHOLDERS MEETING ON APRIL 6, 1998.     [ ]
   ---------------------------------
                                                                              Please sign exactly as name appears below. When
                                                                              shares are held by joint tenants, both should sign.
                                                                              When signing as attorney, executor, administrator,
                                                                              trustee or guardian, please give full title as such.
                                                                              If a corporation, please sign in full corporate name
                                                                              by president or authorized person. If a partnership,
                                                                              please sign in full partnership name by authorized
                                                                              person.

                                                                              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                                                                              PROMPTLY, USING THE ENCLOSED ENVELOPE. THE BOARD OF
                                                                              DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE
                                                                              NOMINATED DIRECTORS, AND RATIFICATION OF THE SELECTION
                                                                              OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT PUBLIC
                                                                              ACCOUNTANTS OF THE COMPANY FOR 1998.


SIGNATURE(S)                                                  DATE
            -------------------------------------------------     -----------


------------------------------------------------------------------------------------------------------------------------------------
                                             - FOLD AND DETACH HERE -



                  [ASSOCIATES FIRST CAPITAL CORPORATION LOGO]





                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 6, 1998

                             CLASS A COMMON STOCK
                      ASSOCIATES FIRST CAPITAL CORPORATION
                   P.O. BOX 660237, DALLAS, TEXAS 75266-0237

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned hereby nominates and appoints Chester D. Longenecker and Timothy M. Hayes, and each of them, proxies with full power of substitution to each, and hereby authorizes them to represent and to vote, as designated hereon, all shares of Class A Common Stock of ASSOCIATES FIRST CAPITAL CORPORATION (the "Company") which the undersigned is entitled to vote on all matters that come before the Annual Meeting of Stockholders to be held on April 6, 1998, and any adjournments thereof.

                (Continued and to be signed on the reverse side)

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

STOCK CERTIFICATE - PCNS 15-16 - EDGAR PICKUP


                                                                   EXHIBIT ___


         [      ]                               XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX                                 [SHARES]



INCORPORATED UNDER THE LAWS       THIS CERTIFICATES TRANSFERABLE IN ________, ______________________, _______      SEE REVERSE FOR
 OF THE STATE OF ________                                                                                          CERTAIN LEGENDS

                                                                                                                     CUSIP ______

THIS CERTIFIES THAT





is the registered holder of


             FULLY-PAID AND NON-ASSESSABLE SHARES OF SERIES A CUMULATIVE PREFERRED STOCK, PAR VALUE $.001 PER SHARE OF

                                                       CERTIFICATE OF STOCK


transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.  This certificate is not valid until countersigned by the Transfer Agent and registered by the
Registrar.

        IN WITNESS WHEREOF, the Corporation has caused the facsimile signatures of its duly authorized officers and the facsimile of its seal to be printed hereon.


Dated:

/s/                                                                                 /s/


Coregistered and Regulated


By                                                                                     Transfer Agent
                                                                                        and Registrar,

                                                                                    Authorized Signature